Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Walter M. Pressey

President and Interim Chief Financial Officer

(617) 912-1921

Erica E. Smith

Investor Relations

(617) 912-3766

www.bostonprivate.com

Boston Private Provides Information Regarding

2007 Second Quarter Financial Results

Company Records Non-cash Goodwill Charge

Boston, MA, June 20, 2007 — Boston Private Financial Holdings, Inc. (Nasdaq: BPFH) today announced that it will record a non-cash impairment charge in the second quarter of between $9.5 and $10.5 million, net of tax and minority interest, or $0.23 to $0.26 per share, to reduce goodwill carried related to its Dalton, Greiner, Hartman, Maher & Co., LLC (“DGHM”) affiliate partner. This charge stems from an anticipated $17 to $19 million reduction of $53 million of goodwill related to the purchase of DGHM carried on the Company’s books as of April 30, 2007. Including the impairment charge, the Company anticipates that its GAAP earnings per share will be in the range of $0.11 per share to $0.16 per share for the second quarter. Excluding the impact of impairment, GAAP earnings are expected to be in the range of $0.37 to $0.39 per share for the second quarter. On a cash basis, which excludes the non-cash impairment charge, the Company anticipates its earnings per share will be in the range of $0.47 per share to $0.49 per share for the second quarter. These earnings estimates are subject to the risks and uncertainties outlined below in the “Non-GAAP Information and Forward Looking Statement”.

“Dalton Greiner has a tested and proven investment process and a more than 20 year performance track record to which they can point with pride,” stated Timothy L. Vaill, Chairman and Chief Executive Officer of Boston Private Financial Holdings. “The vagaries of the capital markets may occasionally result in significant volatility as we have witnessed here and while that is never comfortable superior firms like Dalton Greiner become stronger because of it. We are encouraged by the strong leadership demonstrated by CEO Bruce Geller during this difficult period and by the recently improved investment performance of DGHM’s small cap product. Dalton Greiner continues to deliver superior investment performance for its other products demonstrating that the overall investment process remains strong. We are looking forward to continuing to work with DGHM providing strategic advice, counsel and support when needed.”

“The change in goodwill impacts our GAAP results; however, it does not affect the strength of our underlying business, our regulatory capital ratios, or our ongoing strategy,” stated Walter M. Pressey, President and Interim Chief Financial Officer of Boston Private. “We are continuing to evaluate select acquisitions in demographically rich markets in the private banking, wealth advisory and investment management disciplines, while working to grow our existing business organically.”

Cash Earnings

Boston Private calculates its cash earnings by adjusting net income to exclude net amortization of intangibles, impairment, and the impact of certain non-cash share based compensation plans, and includes related tax benefits that result from purchase accounting. In addition to GAAP earnings, the Company believes its cash earnings report the additional value to shareholders generated by purchase accounting adjustments and the non-cash share based compensation plans. (A detailed reconciliation table is attached.)

Boston Private Wealth Management Group

Boston Private is a financial services company which owns independently-operated affiliates located in key geographic regions of the U.S. Boston Private’s affiliates offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company’s strategy is to enter new markets primarily through selected acquisitions, and then expand its wealth management business by way of organic growth. It makes investments in mid-size firms in demographically attractive areas, forming geographic clusters that represent the firm’s core competencies. Boston Private provides continuing assistance to its affiliates with strategic matters, marketing, compliance and operations. For more information about Boston Private, visit the Company’s web site at www.bostonprivate.com

Non-GAAP Information and Forward Looking Statement

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions, as well as excluding other significant gains or losses that are unusual in nature. Also included in these non-GAAP measures are net amortization of intangibles, impairment, tax benefits related to purchase accounting, stock options and ESPP expense. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Statements in this press release that are not historical facts are forward-looking statements as defined by United States securities laws. Forward-looking statements involve risks and uncertainties. These statements include, but are not limited to, expected earnings per share, earnings estimates, evaluation of acquisitions, prospects for long-term financial performance, prospects for growth in balance sheet assets and assets under management and advisory and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others, adverse conditions in the capital markets and the impact of such conditions on Boston Private’s investment advisory activities; interest rate compression which may adversely impact net interest income; competitive pressures from other financial institutions which, together with other factors, may affect the Company’s growth and financial performance; the effects of national and local economic conditions; and the risk that other goodwill and intangibles recorded in the Company’s financial statements will become impaired; as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

RECONCILIATION OF GAAP EARNINGS

TO CASH EARNINGS:
Including the impact of impairment, GAAP diluted EPS are expected to be in the range of:	$0.11	to	$0.16

Estimated and projected adjustments to reconcile cash EPS and GAAP EPS are as follows:

Amortization of intangibles, net of tax

benefits related to purchase accounting	$0.04		$0.04

Tax benefits related to purchase accounting	$0.03		$0.03

Stock Options and ESPP, net of tax	$0.03		$0.03

Estimated Impairment, net of tax	$0.26		$0.23

Total Cash Basis EPS adjustment	$0.36		$0.33

Cash Basis Earnings Per Diluted Share	$0.47		$0.49